UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2013

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31650	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660-3095

(Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2013, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Mindspeed Technologies, Inc. (the “Company”) approved a form of Performance Share Award Agreement for use under the Mindspeed Technologies, Inc. 2013 Equity Incentive Plan (the “2013 Plan”).

The form of Performance Share Award Agreement provides for the grant of a number of performance shares, which will be paid out in shares of the Company’s common stock once the applicable vesting criteria have been met. Performance shares become eligible to vest based on the achievement of certain minimum Fair Market Values (as defined in the 2013 Plan) of the Company’s common stock for twenty consecutive market trading days (the “Vesting Trigger Prices”) and require the participant to continue as a service provider to the Company through the relevant vesting date (the “Service Period Requirement”). Performance shares that have not vested upon the participant’s termination of service with the Company for any or no reason or upon the end of the three year performance period, and participant’s right to acquire any shares thereunder, will terminate. The Service Period Requirement, Vesting Trigger Prices and the amount of the award that will vest are set forth in the table below.

Service Period Requirement	Vesting Trigger Prices	Percentage of Award Vesting
1 year following grant date	$6.00	33.3%
2 years following grant date	$8.00	33.3%
3 years following grant date	$10.00	33.4%

Upon a Change in Control (as defined in the 2013 Plan), to the extent not previously vested, the award will vest on the date of the Change in Control based on the per share consideration paid in connection with the Change in Control (the “Change in Control Price”). If the Change in Control Price is: (i) less than $6.00, none of the award will vest; (ii) equal to $6.00, but less than $8.00, then 33.3% of the award will vest; (iii) equal to $8.00, but less than $10.00, then 66.6% of the award will vest; and (iii) equal to or greater than $10.00, then 100% of the award will vest.

A performance share recipient generally will not have any of the rights or privileges of a Company stockholder until shares of Company common stock are issued, recorded on the records of the Company or its transfer agents or registrars and delivered to the 2013 Plan participant.

On February 27, 2013, the Committee awarded performance shares pursuant to the terms of the form of Performance Share Award Agreement to the following executive officers of the Company in the amounts set forth opposite their name:

Name	Performance Share Award Amount
Raouf Y. Halim	100,000
Stephen N. Ananias	25,000
Abdelnaser Adas	15,000
Najabat H. Bajwa	15,000
Gerald J. Hamilton	15,000
Preetinder S. Virk	15,000

The description of the form of Performance Share Award Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Performance Share Award Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	10.1	Form of Performance Share Award Agreement under the Mindspeed Technologies, Inc. 2013 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: February 27, 2013	By:	/s/ Brandi R. Steege
Brandi R. Steege
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Performance Share Award Agreement under the Mindspeed Technologies, Inc. 2013 Equity Incentive Plan.